UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016 (July 5, 2016)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

      As previously disclosed, on January 11, 2016 (the “Petition Date”), Arch Coal, Inc. (“Arch” or the “Company”) and substantially all of Arch’s wholly owned domestic subsidiaries (the “Filing Subsidiaries” and, together with Arch, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”).

As also previously disclosed, prior to the Petition Date, certain of the Debtors entered into a Restructuring Support Agreement, dated as of January 10, 2016, which agreement was amended (on February 25, 2016, March 28, 2016, April 26, 2016, May 5, 2016, June 10, 2016 and June 23, 2016). On July 5, 2016, the Debtors entered into an Amended and Restated Restructuring Support Agreement (the “Amended and Restated RSA”) with lenders holding more than 66 2/3% of the aggregate principal amount of loans outstanding under Arch’s pre-petition first lien credit facility, the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code (the “Committee”) and certain members of the Committee.  Pursuant to the Amended and Restated RSA, the parties thereto have agreed, subject to certain terms and conditions to support, to vote for (as applicable) and not object to a plan of reorganization of the Debtors (the “Plan”) that includes the following terms:

A. Holders of unsecured note claims (including second lien note claims) (the “Class of Unsecured Note Claims”) will receive their pro rata share of:

i) shares of common stock of reorganized Arch Coal (“New Common Stock”) in an amount equal to 6% of the common stock of Arch Coal issued and outstanding upon consummation of the Plan, subject to dilution as set forth in the Plan;

ii) at each holder’s election, (A) warrants, exercisable, at any time for a period of seven years from the effective date of the Plan, into shares of New Common Stock in an amount equal to 12% of the common stock of reorganized Arch Coal issued and outstanding upon consummation of the Plan (at a strike price based on total equity value of $1.425 billion), on the terms and conditions set forth in the Plan, including anti-dilution and other adjustments to exercise price and number of shares, repurchases of shares of New Common Stock, issuance of capital stock below fair market value, mergers, recapitalizations, business combinations or other “organic changes” and whether such warrants will be exercisable for cash or on a cashless basis or (B) their pro rata share of an amount of cash equal to $25 million multiplied by the percentage of holders who receive cash in lieu of warrants; and

iii) $22.636 million cash.

Holders of all other general unsecured claims will receive their pro rata share of $7.364 million cash.

B. An increase in the amount of cash distributions to the holders of claims under Arch’s pre-petition first lien credit facility (the “Senior Lenders”) from approximately $115 million to approximately $145 million. The percentage of New Common Stock distributed to Senior Lenders pursuant to the Plan will be reduced by the 6% of New Common Stock distributed to holders of general unsecured claims, and subject to further dilution as set forth in the Plan.

C. GSO Capital will release any and all claims or causes of action against the Debtors and the Senior Lenders, including, without limitation, the claims asserted by GSO Capital in the complaint (the “Complaint”) filed on May 27, 2016 in Adversary Proceeding No. 16-04072, related to the Debtors, the Chapter 11 Cases and certain private debt exchange offers launched by certain of the Debtors on July 2, 2015 and the Complaint will be withdrawn with prejudice. In consideration for the settlement, GSO Capital will receive $5 million.

D. Releases by the Company of all claims or causes of action under chapter 5 of the Bankruptcy Code against pre-petition trade creditors and the directors, officers and other employees Arch Coal, and all agents and representatives of the foregoing, and all claims or causes of action against the Senior Lenders.

E. The standing motions [ECF Nos. [964] and [963]] will each be stayed, and the Debtors’, the Senior Lenders’ and all other parties in interest’s deadlines to object to or otherwise respond to the Standing Motions will be extended until the earlier of (A) the effective date of the Plan, upon which date the Standing Motions will be deemed withdrawn with prejudice and (B) 30 days after the Debtors withdraw or amend the Plan in a manner inconsistent with the agreed terms.

F. A waiver by the Debtors’ senior management of  their right to receive the first $6 million in the aggregate of any amounts earned in respect of the 2016 annual incentive compensation program and/or the 2014 long-term incentive performance plan, in each case in existence on the date hereof.

G. Holders of unsecured claims against the Debtors that receive New Common Stock under the Plan will receive usual and customary minority protections, including any minority shareholder protections afforded to Senior Lenders that will be minority holders of New Common Stock under the Plan.

H.  A waiver by the Senior Lenders in respect of distributions on account of their deficiency claims under Arch’s pre-petition first lien credit facility, but only if the Class of Unsecured Note Claims votes to accept the Plan or, otherwise, only for the benefit of holders of unsecured note claims who voted in favor of the Plan or did not vote and either did not opt out of providing certain voluntary releases set forth in the Plan or executed the Amended and Restated RSA by the deadline on which to vote on the Plan and has not exercised any termination right thereunder.

I. The obligations of the Debtors under the pre-petition first lien credit agreement to indemnify the Senior Lenders and the agents party to the pre-petition first lien credit agreement shall survive the effective date of the Plan and shall not be discharged or released pursuant to the Plan.

J. The Debtors and the Senior Lenders, in consultation with the Committee, will determine whether reorganized Arch Coal will be a publicly reporting company or a privately held company upon emergence. If reorganized Arch Coal is a private company, the Plan will provide for quarterly and annual financial statements and certain current reports to be available on reorganized Arch Coal’s website.  If reorganized Arch Coal is a public company, the Plan will provide for an unlisted class of common stock, equivalent to the listed stock in respect of dividends and voting and convertible into listed stock, to be available to holders not permitted to hold margin stock.

K. The Board of Directors of reorganized Arch Coal, Inc. will consist of seven directors: (i) the Chief Executive Officer; and (ii) six directors selected by the Ad Hoc Committee Lenders in consultation with the Chief Executive Officer, at least one of which shall be independent.

The preceding is qualified in its entirety by reference to the copy of the Amended and Restated RSA, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                                                     Financial Statements and Exhibits.

(d)

Exhibits

The following exhibits are attached hereto and filed herewith

Exhibit No.	Description
10.1	Amended and Restated Restructuring Support Agreement, dated as of July 5, 2016

99.1	Press release dated July 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch Coal, Inc.

Date: July 5, 2016

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General
Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Restructuring Support Agreement, dated as of July 5, 2016

99.1	Press release dated July 5, 2016.